UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012 (July 20, 2012)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Boulevard, Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On July 23, 2012, Owens & Minor, Inc. (the “Company”) entered into a binding offer to purchase from Celesio AG, a leading international trading company and provider of logistics and services in the pharmaceutical and healthcare sector (“Celesio”), the majority of Celesio’s healthcare third-party logistics business known as the Movianto Group (“Movianto”) for cash consideration of approximately €130 million ($158 million). Movianto, a leading third party logistics provider in Europe, currently services customers globally from 23 logistics centers located in 11 European countries with approximately 1,800 teammates. The offer and related share purchase agreement contain customary representations, warranties, covenants and conditions as well as indemnification rights and obligations. Completion of the transaction is subject to customary closing conditions, including satisfaction of certain legal provisions in Europe, and is expected to close in the third quarter of 2012.

Item 2.02.	Results of Operations and Financial Condition

On July 23, 2012, the Company issued a press release regarding its financial results for the second quarter ended June 30, 2012. The Company is furnishing the press release attached hereto as Exhibit 99.1 pursuant to Item 2.02 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03.	Creation of a Direct Financial Obligation

On July 20, 2012, the Company entered into master lease and technology agreements with Penske Truck Leasing Co., L.P. and Penske Logistics LLC (“Penske”) to consolidate its national delivery fleet under one vendor. The master lease agreement, which is effective immediately, requires approximately $63 million of minimum lease payments over the seven-year terms of the associated lease schedules, subject to certain cost adjustments. The technology services agreement, which is effective August 1, 2012, requires approximately $5 million of payments over a 36 month term and may be terminated at any time with prior notice.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by the Company on July 23, 2012 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: July 24, 2012	By:	/s/ Grace R. den Hartog
		Name:	Grace R. den Hartog
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on July 23, 2012 (furnished pursuant to Item 2.02).